EXHIBIT 1



                                 GBO CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)



                              FINANCIAL STATEMENTS
                                  June 30, 2002



                                 GBO CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET

                    as of June 30, 2002 and February 28, 2002

                                         ASSETS

                                           June 30,           February 28,
                                            2002                   2002
CURRENT ASSETS
  Cash                                       126                     5,070
                             ---------------------------------------------

  Total Current Assets                       126                     5,070
                             ---------------------------------------------

OTHER ASSETS                                   0                         0
                             ---------------------------------------------

  Total Other Assets                           0                         0
                             ---------------------------------------------

TOTAL ASSETS
                                             126                     5,070
                             =============================================

                                 GBO CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET

                    as of June 30, 2002 and February 28, 2002


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                       June 30,   February 28,
                                                         2002           2002
LIABILITIES

Current Liabilities                                           0              0
                                             ---------------------------------

  Total Current Liabilities                                   0              0
                                             ---------------------------------

STOCKHOLDERS' EQUITY


  Common Stock, authorized
  20,000,000 shares of stock,
  issued and outstanding 20,000,000,
  par value $0.001 per share                             20,000         20,000

  Additional Paid in Capital                              5,670          5,670

  Deficit accumulated during the
  development stage                                     (25,544)       (20,600)
                                             ---------------------------------

  Total Stockholders' Equity                                126          5,070
                                             ---------------------------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                        126          5,070
                                             =================================


                                 GBO CORPORATION
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

    for the periods from February 29, 2002 to June 30, 2002, and January 18,
                      2002 (inception) to February 28, 2002

                                                      Period         Period
                                              February 29, 2002    January 18
                                               To June 30, 2002 To February 28
INCOME
     Revenue                                                  0              0
                                                --------------- --------------

EXPENSES
     General, Selling and
     Administrative                                      25,544         20,600
                                                --------------- --------------

     Total Expense                                       25,544         20,600
                                                --------------- --------------

     Loss before Provision for
     Income Taxes                                       (25,544)       (20,600)

     Provision for Income Taxes                               0              0
                                                --------------- --------------


NET INCOME (LOSS)                                       (25,544)       (20,600)
                                                =============== ==============


Primary and Diluted Earnings
     (Loss) per Weighted Average
     Number of Common Shares                               0.01           0.01
                                                --------------- --------------


Weighted Average Number of
     Common Shares                                   20,000,000     20,000,000
                                                --------------- --------------

                                 GBO CORPORATION
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

             for the period from February 29, 2002 to June 30, 2002

                                          Common Stock            Additional      Accumulated          Total
                                        Shares      Amount          Paid in         Deficit           Equity
                                                                     Capital
                           ---------------------------------------------------------------------------------

Initial Capitalization                20,000,000         20,000              0              0            126
     Stock issued for services
     Stock sales for cash

Retained Earnings (Loss)                                                              (25,544)
                           ---------------------------------------------------------------------------------


Balance, June 30, 2002                20,000,000         20,000              0        (25,544)           126
                           =================================================================================

                                 GBO CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
             for the periods from February 28, 2002 to June 30, 2002

                                    Period             Period
                               February 29, 2002    January 18
                                   To June 30,   To February 28,
                                      2002             2002
                                  -------------- --------------
     Net Loss                             (4,944)       (20,600)

     Consulting for stock                      0         19,370

     Changes in assets
     and Liabilities                           0              0
                                  -------------- --------------

Net Cash Provided by
Operations                                (4,944)        (1,230)
                                  -------------- --------------

Cash Flows Used
in Investing Activities                        0              0
                                  -------------- --------------

     Sales of Stock                            0          6,300
                                  -------------- --------------

Cash Flows from
Financing Activities                           0          6,300
                                  -------------- --------------

Net Increase (Decrease)
in Cash                                   (4,944)         5,070

Cash, Beginning of
Period                                      5070              0
                                  -------------- --------------

Cash, End of Period                          126          5,070
                                  ============== ==============


                                 GBO Corporation
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS

                    Note 1. GENERAL ORGANIZATION AND BUSINESS


GBO Corporation (the Company) was organized in the state of Nevada on January 18, 2002. The Company is currently in its development stage and to date its activities have been limited to organization and capital formation. The Company currently has no operations and, in accordance with SFAS No. 7, is considered a development stage company.

Note 2.   INTERIM FINANCIAL INFORMATION

The accompanying unaudited financial statements have been prepared by the Company, in accordance with generally accepted accounting principles pursuant to Regulation S-B of the Securities and Exchanges Commission. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Accordingly, these interim financial statements should be read in conjunction with with the Company's financial statements and related notes as contained in Form 10-SB for the period beginning January 18, 2002 (inception), and ended February 28, 2002. In the opinion of management, the interim financial statements reflect all adjustments, including normal recurring adjustments, necessary for fair presentation of the interim periods presented. The results of operations for the six months ended June 30, 2002, are not necessarily indicative of results of operations to be expected for the full year.

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